EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Intelect Communications, Inc.

We have issued our report dated March 17, 2000 accompanying the consolidated financial statements of Intelect Communications, Inc. and subsidiaries appearing in the 1999 Annual Report of the Company on Form 10-K for the year ended December 31, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                        GRANT THORNTON LLP

Dallas, Texas
April 14, 2000